Exhibit 99.2

nDIVISION INC
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated combined financial information is based on the historical consolidated financial statements of nDivision Inc (the "Company") and Go2Green Landscaping, Inc.  ("Go2Green"), after giving effect to the acquisition. The notes to the unaudited pro forma consolidated financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma consolidated combined balance sheet as of December 31, 2017 and statements of operations for the year then ended, are presented as if the acquisition of had occurred on January 1, 2017.

The unaudited pro forma consolidated combined consolidated financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that the Company would have reported had the acquisition been completed as of the date presented, and should not be taken as a representation of the Company's future consolidated results of operation or financial position.

The unaudited pro forma consolidated combined consolidated financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended December 31, 2017.

Exhibit 99.2 -- Page 1

nDIVISION INC
PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2017
(UNAUDITED)

		Go2Green	Proforma
	nDivision	Landscaping, Inc.	Adjustments		Proforma

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$127,933	$1,232	2,755,980	(2)	$2,885,145
Accounts receivable	476,255	-			476,255
Prepaid expenses	66,750	-			66,750
Total current assets	670,938	1,232			3,428,150
Equipment and software licenses, net	887,641	-			887,641
TOTAL ASSETS	$1,558,579	$1,232			$4,315,791
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Lines of credit	$92,075	$-			$92,075
Accounts payable and accrued liabilities	1,083,148	11,086			1,094,234
Loans from officers	137,000	-			137,000
Current portion of long-term debt	45,496	18,000	(10,000)	(5)	53,496
Current portion of finance lease obligations	504,784	-			504,784
Total current liabilities	1,862,503	29,086			1,881,589
Finance lease obligations	342,726	-			342,726
Total long-term liabilities	342,726	-			342,726
Commitments and contingencies
SHAREHOLDERS' (DEFICIT) EQUITY
Preferred stock	-	-			-
Common stock	36,009	14,400	(11,168)	(1)(2)(3)(4)	39,241
Additional paid in capital	1,557,652	46,600	2,688,294	(1)(2)(3)(4)	4,292,546
Retained (deficit) earnings	(2,240,311)	(88,854)	88,854	(1)	(2,240,311)
Total shareholders' (deficit) equity	(646,650)	(27,854)			2,091,476
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$1,558,579	$1,232			$4,315,791

Adjustments to the Pro Forma Consolidated Balance Sheet

(1)	Elimination of Go2Green Landscaping, Inc. capital stock, additional paid in capital and retained deficit as part of the purchase accounting.
(2)	Issuance of 7,349,337 shares of common stock for $2,755,980 of cash.
(3)	Conversion of nDivisions 118,839,937 common stock to 27,500,000 Registrants shares of common stock and elimination of 10,000,000 shares of Registrant's common stock.
(4)	Reclass of common stock to additional paid in capital.
(5)	$10,000 of the debt was extingushed prior to close of the merger.

See notes to unaudited pro forma consolidated combined financial information

Exhibit 99.2 -- Page 2

nDIVISION INC
PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(UNAUDITED)

	nDivision	Landscaping, Inc.	Adjustments		Proforma

REVENUES:
Product sales	$1,080,079	$-			$1,080,079
Service revenue	4,083,611	26,795	(26,795)	(7)	4,083,611
NET REVENUES	5,163,690	26,795	(26,795)	(7)	5,163,690
Product costs	946,637	-			946,637
Service costs	1,418,689	12,370	(12,370)	(7)	1,418,689
COST OF REVENUES	2,365,326	12,370			2,365,326
GROSS PROFIT	2,798,364	14,425			2,798,364
Selling, general and administrative expenses	4,488,936	61,556			4,550,492
LOSS FROM OPERATIONS	(1,690,572)	(47,131)	14,425	(7)	(1,752,128)
Interest expense	(117,289)	-			(117,289)
LOSS FROM OPERATIONS BEFORE INCOME TAX PROVISION	(1,807,861)	(47,131)			(1,869,417)
Provision for income tax	-	-			-
NET LOSS	$(1,807,861)	$(47,131)			$(1,869,417)
BASIC AND DILUTED LOSS PER SHARE	$(0.02)	$(0.00)			$(0.05)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	108,087,134	14,400,000	(85,726,043)	(6)	36,761,091

(6)
Upon execution of the merger agreement, nDivision converted 118,839,973 shares of common stock into 27,500,000 shares of the Registrant's common stock and a reduction of 10,000,000 shares of the Registrant's common stock.  The Registrant also issued 7,349,337 shares of common stock in  private placement agreement for $2,755,980.

(7)	nDivision does not expect to continue the Go2Green services.

See notes to unaudited pro forma consolidated combined financial information.

Exhibit 99.2 -- Page 3

nDIVISION INC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION

1.       BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma consolidated combined balance sheet as of December 31, 2017, and the unaudited pro forma statements of operations for the year then ended, are based on the historical financial statements of the Company and Go2Green after giving effect to the acquisition, reclassification and adjustments described in the accompanying notes to the unaudited pro forma consolidated combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Company's assets acquired and liabilities assumed are based on management's estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma consolidated combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that the Company would have reported had the acquisition been completed as of January 1, 2017 and should not be taken as a representation of the Company's future consolidated results of operation or financial position.

The unaudited pro forma consolidated combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended September 30, 2017 and the Company financial statements dated December 31, 2017.

Accounting Periods Presented

For purposes of these unaudited pro forma consolidated  combined financial information, Go2Green's historical year end September 30, have been aligned to more closely conform to the Company's year end of December 31, as explained below. Certain pro forma adjustments were made to conform Go2Green's accounting policies to the Company's accounting policies as noted below.

The unaudited pro forma consolidated combined balance sheet as of December 31, 2017 and the statements of operations for the year ended December 31, 2017, are presented as if the acquisition of had occurred on January 1, 2017 and were carried forward through the period presented.

Exhibit 99.2 -- Page 4

nDIVISION INC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION

Reclassifications

The Company reclassified certain accounts in the presentation of Go2Green's historical financial statements in order to conform to the Company's presentation.

2.       ACQUISITION

On February 13, 2018, Go2Green Landscaping, Inc., a Nevada corporation (the "Registrant") executed an Agreement and Plan of Merger (the "Merger Agreement") with nDivision Inc., a Texas corporation ("nDivision"), and NDI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Acquisition") whereby Acquisition will be merged with and into nDivision (the "Merger") in consideration for 27,500,000 newly-issued shares of Common Stock of the Company.  nDivision provides managed services, consisting of the remote management of datacenter equipment, systems and networks, as well as end user help desk services, consisting of the remote support of computer users, to domestic and international customers.

As a result of the Merger, nDivision will become a wholly-owned subsidiary of the Registrant, and following the consummation of the Merger and giving effect to the issuance of the Merger Shares and the retirement of 10,000,000 shares of the Registrant by its principal stockholders, the stockholders of nDivision will beneficially own approximately 70% of the issued and outstanding Common Stock of the Registrant.

At the effective time of the Merger, our board of directors and officers was reconstituted by the resignation of Tom Toth and John Scavo, the Registrant's officers and directors, and the appointment of Alan Hixon, Brad Wiggins, Justin Roby, Michael Beavers, Dennis Cagan, H. William Gordon, Larry King and Sean McIlrath.

On February 13, 2018, the Registrant's Board of Directors approved an amendment to its Articles of Incorporation to change its name to nDivision Inc.  On February 13, 2018, the Board of Directors and a majority of the Registrant's shareholders also approved a forward stock split of the Registrant's common stock at a ratio of 8:1.

Contemporaneous with the Merger, the Registrant accepted subscriptions in a private placement offering of approximately 7,349,337 shares of its Common Stock for the aggregate offering amount of $2,755,980.

3.       PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
(1)	Elimination of Go2Green Landscaping, Inc. capital stock, additional paid in capital and retained deficit as part of the purchase accounting
(2)	Issuance of 7,349,337 shares of common stock for $2,755,980 of cash.
(3)	Conversion of nDivisions 118,839,937 common stock to 27,500,000 Registrants shares of common stock and elimination of 10,000,000 shares of Registrant's common stock.
(4)	Reclass of common stock to additional paid in capital
(5)	$10,000 of the debt was extingushed prior to close of the merger.
(6)
Upon execution of the merger agreement, nDivision converted 118,839,973 shares of common stock into 27,500,000 shares of the Registrant's common stock and a reduction of 10,000,000 shares of the Registrant's common stock.  The Registrant also issued 7,349,337 shares of common stock in  private placement agreement for $2,755,980.

(7)	nDivision does not expect to continue the Go2Green services.

Exhibit 99.2 -- Page 5